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                                                                  EXHIBIT 3.1(b)

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         SECURE COMMERCE SERVICES, INC.

                            -------------------------

            Under Sections 228 and 242 of the General Corporation Law
                           --------------------------

         Secure Commerce Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"),

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, at a meeting duly held on February 23, 2000, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of said corporation:

                  RESOLVED, that subject to stockholder approval, Article First of the Amended and Restated Certificate of Incorporation (the "Charter") of the Company be amended to read as follows:

                  "FIRST:  Name:  The name of the corporation is Paytru$t, Inc."


         SECOND: That in lieu of a meeting, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the GCL and written notice of the adoption of the amendment has been given as provided in Section 228 of the GCL to every stockholder entitled to such notice.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the GCL.

         IN WITNESS WHEREOF, this certificate of amendment of amended and restated certificate of incorporation has been duly executed by the undersigned this 24th day of February, 2000.


                                                 /s/ Flint A. Lane
                                                -------------------------------
                                                Name:   Flint A.Lane
                                                Title:     President